EXHIBIT 4.2
                       AMENDMENT TO SHARE PLEDGE AGREEMENT

                  AMENDMENT (this "Amendment"), dated as of June 28, 1999, to the Share Pledge Agreement (as amended to date, the "Share Pledge Agreement"), dated as of November 27, 1996, originally by and between Statia Terminals International N.V., a company incorporated under the laws of the Netherlands Antilles having its corporate seat in Curacao (the "Original Pledgor"), and HSBC Bank USA (formerly known as Marine Midland Bank), a New York banking corporation and trust company having its registered office at 140 Broadway, 12th Floor, New York, NY 10005-1180, as Trustee (the "Pledgee"), as amended by that certain Amendment to Share Pledge Agreement (the "STDI Amendment"), dated as of December 18, 1998, by and among the Original Pledgor, the Pledgee and Statia Terminals Delaware, Inc., a company incorporated under the laws of Delaware having its registered office at 306 South State Street, Dover, Delaware ("STDI") and, as amended by this Amendment, by and among the Original Pledgor, the Pledgee, STDI and Statia Terminals, Inc., a company incorporated under the laws of Delaware having its registered office at 800 Fairway Drive, Deerfield Beach, Florida ("STI"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Share Pledge Agreement.

                              W I T N E S S E T H :

                  WHEREAS, all of the outstanding common shares of Statia Terminals Corporation N.V. (the "Company") have been pledged by the Original Pledgor to the Pledgee pursuant to the Share Pledge Agreement to secure the obligations of the Original Pledgor under the Notes, the Indenture and certain other documents;

                  WHEREAS, the Company has issued certain non-voting preferred shares described on Schedule I attached hereto (the "Preferred Shares") to STI in order to obtain certain United States social security benefits for the employees of certain of its subsidiaries and the Pledgee has consented to the issuance of such Pledged Shares;

                  WHEREAS, STDI holds certain non-voting preferred shares of the Company (the "STDI Shares");

                  WHEREAS, Section 6.2 of the Share Pledge Agreement effectively prohibits the issuance of any additional shares by the Company except to the Original Pledgor;

                  WHEREAS, Section 9.01 of the Indenture permits amendment of the Share Pledge Agreement without the consent of any holder of the Notes in order to make any change that does not adversely affect the rights of any holders of Notes;

                  WHEREAS, pursuant to that certain Fourth Amendment to Indenture and Consent Under Securities Pledge Agreements, dated as of April 26, 1999, among the Original Pledgor,

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Statia Terminals Canada, Incorporated, the Subsidiary Guarantors named therein and the Pledgee, the Trustee, as Pledgee under the Securities Pledge Agreements, has consented to the transactions contemplated herein;

                  WHEREAS, STI and STDI are Subsidiary Guarantors of the Notes; and

                  WHEREAS, the Preferred Shares and STDI Shares are to be pledged by STI and STDI, respectively, to the Pledgee pursuant to this Amendment, thereby continuing the pledge of all outstanding shares of the Company under the Share Pledge Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the holders of the Notes:

                  1. AMENDMENT. The Share Pledge Agreement is hereby amended as follows:

                  (a) Section 6.2 of the Share Pledge Agreement is hereby amended as of April 27, 1999 by adding the following words in clause (i) after the phrase "this Pledge Agreement":

                  "and, provided, further, that the Company may issue non-voting preferred shares of the Company to Statia Terminals, Inc. ("STI") and issue non-voting preferred shares to STDI in exchange for the voting preferred shares of the Company held by STDI if such preferred shares are, upon issuance, pledged to Pledgee under this Pledge Agreement,"

                  (b) As of the date of issuance of the Preferred Shares to STI, STI shall be deemed added as a party to the Share Pledge Agreement, and all references in the Share Pledge Agreement to "the Pledgors" shall mean all of the Original Pledgor, STDI and STI.

                  (c) Each of STI and STDI hereby agrees to pledge all of the newly issued Preferred Shares and STDI Shares, respectively, when issued, to the Pledgee, and the Pledgee agrees to accept the pledge over such shares, and each of STI and STDI agrees to take all necessary action to effect the foregoing. For such purpose (i) each of STI and STDI hereby grants a power of attorney to the Company to sign any documents or agreements and take such other action as may be necessary to effectuate the pledge over the newly issued Preferred Shares and STDI Shares, respectively, and (ii) the Pledgee hereby grants a power of attorney to the Company to sign such documents as may be necessary to effectuate the acceptance by the Pledgee of the pledge over the newly issued Preferred Shares and STDI Shares.

                  2. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Netherlands Antilles.

                  3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to

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be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

                  4. SHARE PLEDGE AGREEMENT NOT OTHERWISE AMENDED. The terms and provisions of the Share Pledge Agreement not amended hereby shall continue to remain in full force and effect.

                  5. REFERENCES. From and after the date hereof, all references in the Share Pledge Agreement shall be deemed to be references to the Share Pledge Agreement as amended hereby.

                  6. THE PLEDGEE. The Pledgee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Pledgors.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 28th day of June, 1999.

                              STATIA TERMINALS INTERNATIONAL N.V.

                              By: /S/ JAMES BRENNER
                                 ----------------------------------
                                  Title: Vice President & Treasurer

                              By: /S/ JACK R. PINE
                                 ----------------------------------
                                  Title: Secretary


                              HSBC BANK USA, in its capacity as
                                     Trustee, as Pledgee

                              By: /S/ FRANK J. GODINO
                                 ----------------------------------
                                  Title: Vice President

                              STATIA TERMINALS DELAWARE, INC.

                              By: /S/ JAMES G. CAMERON
                                 ----------------------------------
                                  Title: President


                               STATIA TERMINALS, INC.

                               By: /S/ JAMES G. CAMERON
                                  ----------------------------------
                                   Title: President

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                             SCHEDULE I TO AMENDMENT

                              Shares to be Pledged

-----------------------------------------------------------------------------------------------------------------------
Issuer                Description        Share Nos./           Par Value        No. of Shares     Percentage of all
                      of Shares          Certificate Nos.                                         Issued Capital of
                                                                                                  Issuer
-----------------------------------------------------------------------------------------------------------------------
                                    PLEDGED BY STATIA TERMINALS DELAWARE, INC.
Statia Terminals      Preferred          P1 - P670             US$ 1                  670                0.003%
Corporation N.V.

                                          PLEDGED BY STATIA TERMINALS INC.

Statia Terminals      Preferred          P671 - P1340          US$ 1                  670                0.003%
Corporation N.V.

                                  PLEDGED BY STATIA TERMINALS INTERNATIONAL N.V.

Statia Terminals      Common             1 - 24,439,999        US$ 1               24,439,999           99.994%
Corporation N.V.
